Exhibit 99.1

Staffing 360 Solutions Announces Shareholder Vote Result and 1-FOR-5 Reverse Stock Split

New York, NY – January 3, 2018 – Staffing 360 Solutions, Inc. (Nasdaq: STAF), a staffing solutions company executing a global buy-and-build strategy in the U.S. and in the U.K., today announced that its shareholders have approved a reverse stock split of its Nasdaq-listed common stock and that the Company will effect a reverse stock split of its issued and outstanding common stock at an exchange ratio of 1-for-5, after the close of trading on Wednesday, January 3, 2018. The Company's common stock will begin trading on split-adjusted basis on Thursday, January 4, 2018, under a new CUSIP number 852387307, and will remain listed on The Nasdaq Capital Market under the symbol "STAF”.

“At a Special Meeting of Stockholders today, the stockholders of Staffing 360 Solutions voted by a large margin (over 74% of outstanding shares) to provide the Board with the authority to effect a reverse stock split at a ratio in the range of 1-for-2 to 1-for-10, such ratio to be determined by the Company’s Board of Directors” said Brendan Flood, Staffing 360 Solutions’ Chairman and Chief Executive Officer. “After careful consideration, the Board determined the appropriate reverse stock split to be a ratio of 1-for-5”.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder's percentage interest in the Company's equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Any fractional share of a stockholder resulting from the reverse stock split will be rounded up to the next whole number of shares.

Once the reverse stock split becomes effective, stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-5 reverse stock split.  It is not necessary for shareholders holding shares of the Company’s common stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish. Stockholders should direct any questions concerning the reverse stock split to their broker or the Company’s transfer agent, VStock Transfer, LLC, at 855-987-8625.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (NASDAQ: STAF) is a public company in the staffing sector engaged in the execution of a global buy-and-build strategy through the acquisition of domestic and international staffing organizations in the US and UK. The Company believes the staffing industry offers opportunities for accretive acquisitions that will drive its annual revenues to $500 million. As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering and IT staffing space. For more information, please visit: www.staffing360solutions.com.

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Exhibit 99.1

Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements including, but not limited to the timing and ability to enter into any additional acquisitions and expand our business, as well as the size of future revenue or trading volume or future access to capital markets. Although Staffing 360 Solutions, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Specifically, in order for the Company to achieve annualized revenues of $500 million, the Company will need to successfully raise sufficient capital, to consummate additional target acquisitions, successfully integrate any newly acquired companies, organically grow its business, successfully defend any potential future litigation, as well as various additional contingencies, many of which are unknown at this time and generally out of the Company's control. The Company can give no assurance that it will be able to achieve these objectives. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions, our ability to access the capital markets on terms acceptable to us, or at all, our ability to comply with our contractual covenants, including in respect of our debt and other risks detailed from time to time in Staffing 360 Solutions' reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Contacts:

Staffing 360 Solutions, Inc.

Brendan Flood, Chairman and CEO

brendan.flood@staffing360solutions.com / +1 (646) 507-5715

David Faiman, Chief Financial Officer

info@staffing360solutions.com /+1 (646) 507-5711

Investor Relations:

The Equity Group, Inc.

Lena Cati

lcati@equityny.com / +1 (212) 836-9611

Devin Sullivan

dsullivan@equityny.com / +1 (212) 836-9608

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